                                                                    EXHIBIT 12.1

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (Unaudited)


                                                               Pro Forma                            Post-consummation
                                                     -----------------------------     -----------------------------------------
                                                     December 30,                     December 30,
                                                       1994 to         January 1        1994 to         January 1     January 1
                                                       June 29,       to December       June 29,        to June      to December
                                                        1995            29, 1994         1995           30, 1994       29, 1994
                                                     ------------     -----------     ------------    -----------    -----------
Earnings (loss) before income taxes,
  reorganization items and
  extraordinary gain (loss)                            $ (9,726)        $(8,873)         $(7,230)       $ 5,941        $ 1,188
                                                       --------         -------          -------        -------        -------
Add:
  Outside interest expense                               28,626          57,799           26,199         23,648         47,945
  Portion of rents representative of interest factor        937           1,994              937            997          1,994
  Amortization of debt expense                            1,100           1,776            1,031            726          1,569
                                                       --------         -------          -------        -------        -------
Earnings before fixed charges                            20,937          52,696           20,937         31,312         52,696

Outside interest expense                                 28,626          57,799           26,199         23,648         47,945
Portion of rents representative of interest factor          937           1,994              937            997          1,994
Amortization of debt expense                              1,100           1,776            1,031            726          1,569
Capitalized interest                                        295             978              295            489            978
                                                       --------         -------          -------        -------        -------
Total fixed charges                                      30,958          62,547           28,462         25,860         52,486

Ratio of Earnings to Fixed Charges                           --              --               --           1.21           1.00

Deficiency in the coverage of fixed charges
  by earnings before fixed charges                      (10,021)         (9,851)          (7,525)

                                                                                     Pre-consummation
                                                               -----------------------------------------------------------
                                                                                 December 27,    December 28,
                                                                 January 1          1991 to        1990 to       January 1
                                                                to December        December        December     to December
                                                                  31, 1993         31, 1992        26, 1991       27, 1990
                                                               --------------    ------------    ------------   -----------
                                                               (in thousands)
Earnings (loss) before income taxes,
  reorganization items and
  extraordinary gain (loss)                                       $18,550          $(50,996)      $(40,283)      $(22,174)
                                                                  -------          --------       --------       --------
Add:
  Outside interest expense                                         29,242           102,727         98,853         97,926
  Portion of rents representative of interest factor                1,800             1,891          1,716          1,528
  Amortization of debt expense                                      1,948             3,795          4,068          4,408
                                                                  -------          --------       --------       --------
Earnings before fixed charges                                      51,540            57,417         64,354         81,688

Outside interest expense                                           29,242           102,727         98,853         97,926
Portion of rents representative of interest factor                  1,800             1,891          1,716          1,528
Amortization of debt expense                                        1,948             3,795          4,068          4,408
Capitalized interest                                                1,014             1,204          1,018            826
                                                                  -------          --------       --------       --------
Total fixed charges                                                34,004           109,617        105,655        104,688

Ratio of Earnings to Fixed Charges                                   1.52                --             --             --

Deficiency in the coverage of fixed charges
  by earnings before fixed charges                                                  (52,200)       (41,301)       (23,000)